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                                                                   Exhibit 10.44


                    AMENDMENT TO THE UCAR INTERNATIONAL INC.
                           1995 EQUITY INCENTIVE PLAN

      The 1995 Equity Incentive Plan is hereby amended, effective as of June 29, 2000, as follows:

         Section 2.6 is hereby amended to read in its entirety as follows:

           ""CHANGE IN CONTROL" means the occurrence of any of the following events:

                  (i) any  "person"  or "group"  within  the  meaning of Section
            13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Stock or 15% or more of the then outstanding voting securities of UCAR;

                  (ii) any  "person"  or "group"  within the  meaning of Section
            13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Stock or 15% or more of the combined voting power of the then outstanding voting securities of UCAR;

                  (iii) Present Directors and New Directors cease for any reason to constitute a majority of the Board (and, for purposes of this clause (iii), "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by UCAR's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

                  (iv) the stockholders of UCAR approve a plan of complete liquidation or dissolution of UCAR; or

                  (v)   consummation of:

                     (x) a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of UCAR (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Stock and the voting securities of UCAR outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns UCAR or all or substantially all of the assets of UCAR or the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such


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            Business  Combination of outstanding  Stock and the combined  voting power of the outstanding  voting  securities of UCAR,  respectively,
            (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of
            the  combined   voting  power  of  the  voting   securities  of  the
            corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Stock and the voting securities of UCAR, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                     (y) any sale,  lease,  exchange or other  transfer  (in one transaction or a series of related transactions) of all or substantially all of the assets of UCAR or the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (v) (x) and (v) (y) above, the divestiture of less than substantially all of the assets of UCAR or the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change in Control.

            Notwithstanding the foregoing, (A) a Change in Control shall not be deemed to occur:

               (I) pursuant to clause (i) or (ii) above, solely because 15% or more of the then outstanding Stock or the then outstanding voting securities of UCAR is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company; or

               (II) pursuant to clause (v)(y) above, (1) if the Board determines that any sale, lease, exchange or other transfer does not involve all or substantially all of the assets of UCAR or the Company or (2) unless the Board determines otherwise, solely because of the consummation of a transaction or a series of transactions pursuant to which the Company sells, distributes to UCAR's stockholders, or otherwise transfers or disposes of any or all of its ownership of its natural, acid-treated and flexible graphite business, however owned (including ownership through one or more dedicated subsidiaries and holding companies therefor and successors thereto); and

            (B) to the extent that a "person"  or "group"  within the meaning of
      Section 13(d) or 14(d)(2) of the Exchange Act is the beneficial owner of 15% or more of the Stock or the voting securities of UCAR on June 29,

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      2000, then the references  therein to 15% shall be deemed to be references to 22.5% as (but only as) to such "person" or "group."

            For purposes hereof, (1) references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership") and (2) references to the Exchange Act or rules and regulations thereunder shall mean those in effect on June 29, 2000."







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